UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2016

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

Gulfport Energy Corporation, a Delaware corporation (“Gulfport”), and Gulfport’s wholly-owned subsidiary, SCOOP Acquisition Company, LLC, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Vitruvian II Woodford, LLC, an unrelated third-party seller (the “Seller” or “Vitruvian”), dated as of December 13, 2016, to acquire certain assets of the Seller for a total purchase price of approximately $1.85 billion, consisting of $1.35 billion in cash and approximately 18.8 million in shares of Gulfport’s common stock subject to certain adjustments. The transactions contemplated by the Purchase Agreement are referred to herein as the “Pending Acquisition.” Gulfport intends to fund the cash portion of the purchase price for the Pending Acquisition with the net proceeds from its concurrent equity and notes offerings described in more detail under Item 8.01 below. Any remaining net proceeds will be used for general corporate purposes, including the funding of Gulfport’s capital development plans.

The assets subject to the Pending Acquisition include 46,400 net surface acres, with multiple producing zones including the Woodford and Springer formations, in Grady, Stephens and Garvin Counties, Oklahoma. The properties subject to the Pending Acquisition are located primarily in the over-pressured liquids-rich to dry gas windows of the play and include approximately 183 Mmcfepd of net production for October 2016 based on information provided by the Seller. The Pending Acquisition also includes 48 producing horizontal wells and an additional interest in over 150 non-operated horizontal wells. Four rigs are currently operating on the acreage. Based on the estimates prepared by the Seller as of September 30, 2016 and audited by Netherland, Sewell & Associates, Inc., the estimated proved reserves attributable to the acreage subject to the Pending Acquisition are approximately 1.1 Tcfe. In connection with the closing of the Pending Acquisition, Gulfport will enter into a registration rights agreement with the Seller, providing for certain demand and piggyback registration rights with respect to the shares to be issued to Vitruvian in the Pending Acquisition.

The closing of the Pending Acquisition is subject to completion of due diligence and the satisfaction or waiver of the closing conditions set forth in the Purchase Agreement. The Pending Acquisition is expected to close in February 2017.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference, and the foregoing description of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

Amendment to Credit Facility

On December 13, 2016, Gulfport, as borrower, entered into a seventh amendment to its secured revolving credit facility (the “Credit Facility”) with The Bank of Nova Scotia, as administrative agent, and certain lenders party thereto (the “Seventh Amendment”). The Seventh Amendment (i) extends the maturity date of the Credit Facility to December 13, 2021, (ii) increases the applicable rate for all loans by 0.5%, (iii) increases the permitted amount of senior notes to $1.6 billion and provides that any future senior notes issuances will reduce the facility’s borrowing base by 25% of the amount of such issuance (net of any proceeds used to repurchase or redeem senior notes), (iv) increases the minimum recognized value of Gulfport’s proved mineral interests that must be mortgaged under the facility from 80% to 85%, and (v) requires Gulfport to grant perfected security interests over certain deposit and securities accounts.

The preceding summary of the Seventh Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Seventh Amendment is incorporated herein by reference, as applicable.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, Gulfport intends to issue approximately 18.8 million shares of Gulfport’s common stock to the Seller at the closing of the Pending Acquisition. The shares of Gulfport’s common stock to be issued to Vitruvian, as described in this Item 3.02, will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The information set forth in Item 1.01 with respect to the Pending Acquisition is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Information Regarding Pending Acquisition

On December 14, 2016, Gulfport issued a press release announcing the Pending Acquisition. A copy of the press release is attached hereto as Exhibit 99.1. On December 14, 2016, Gulfport also posted certain information relating to the Pending Acquisition and the Seller under the “Investors” section of Gulfport’s website.

Item 8.01. Other Events.

Equity Offering

On December 14, 2016, Gulfport issued a press release announcing that it commenced an underwritten public offering (the “Equity Offering”) of 29,000,000 shares of its common stock, subject to market and other conditions, to fund a portion of the purchase price for the Pending Acquisition. The underwriters will have an option to purchase up to an additional 4,350,000 shares from Gulfport (collectively, the “Public Shares”). The Public Shares will be issued under an effective automatic shelf registration statement on Form S-3 filed by Gulfport with the Securities and Exchange Commission (the “SEC”) on December 14, 2016, and a prospectus, which will consist of a base prospectus filed with the SEC on December 14, 2016, and a preliminary prospectus supplement and a prospectus supplement which have not yet been filed with the SEC. A copy of this press release is attached hereto as Exhibit 99.2.

This report shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Equity Offering may only be made by means of a prospectus supplement and related base prospectus.

Notes Offering

On December 14, 2016, Gulfport issued a press release announcing that it proposes to offer, subject to market conditions and other factors, $600.0 million aggregate principal amount of its Senior Notes due 2025 (the “Notes”) to fund a portion of the purchase price for the Pending Acquisition and for general corporate purposes, which may include the funding of a portion of Gulfport’s capital development plans. The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This report is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Financial Information with Respect to Seller

Included in this filing as Exhibit 99.4 are the historical audited financial statements of the Seller for the periods described in Item 9.01(a) below, the notes related thereto and the Report of Independent Auditors. Also included in this filing as Exhibit 99.4 are the historical unaudited financial statements of the Seller for the periods described in Item 9.01(a) below and the notes related thereto.

Included in this filing as Exhibit 99.5 is the unaudited pro forma consolidated financial information described in Item 9.01(b) below.

Report of Independent Petroleum Engineer

Included in this filing as Exhibits 99.6, 99.7 and 99.8 are the reports of independent petroleum engineer Netherland, Sewell & Associates, Inc. (“NSAI”) as of December 31, 2015, 2014 and 2013, respectively. Included in this filing as Exhibit 99.9 is a letter from NSAI auditing the proved reserves and future revenue estimates prepared by the Seller as of September 30, 2016.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

•	Audited financial statements of Vitruvian II Woodford, LLC, comprised of the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, changes in members’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the related notes to the financial statements, attached as Exhibit 99.4 hereto.

•	Unaudited financial statements of Vitruvian II Woodford, LLC, comprised of the balance sheet as of December 31, 2015 and September 30, 2016, the related statement of operations for the nine months ended September 30, 2016 and 2015, the related statement of changes in members’ equity for the nine months ended September 30, 2016, the related statement of cash flows for the nine months ended September 30, 2016 and 2015, and the related notes to the unaudited financial statements, attached as Exhibit 99.4 hereto.

(b) Pro Forma Financial Statements

The following unaudited pro forma combined financial information of Gulfport, giving effect to the Pending Acquisition and the related financing transactions, is included in Exhibit 99.5 hereto:

•	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2016.

•	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 and the nine months ended September 30, 2016.

(d) Exhibits

Number	Exhibit

2.1	Purchase and Sale Agreement, dated as of December 13, 2016, by and among Gulfport Energy Corporation, SCOOP Acquisition Company, LLC and Vitruvian II Woodford, LLC.*

10.1	Seventh Amendment to Amended and Restated Credit Agreement, dated as of December 13, 2016, among Gulfport Energy Corporation, as borrower, The Bank of Nova Scotia, as administrative agent, and the lenders party thereto.

23.1	Consent of PricewaterhouseCoopers LLP.

Number	Exhibit

23.2	Consent of Netherland, Sewell & Associates, Inc.

99.1	Press Release dated December 14, 2016 entitled “Gulfport Energy Corporation Announces Entry into the SCOOP Play with Complementary Acquisition of Approximately 85,000 Net Effective Acres.”

99.2	Press Release dated December 14, 2016 entitled “Gulfport Energy Corporation Launches Common Stock Offering.”

99.3	Press Release dated December 14, 2016 entitled “Gulfport Energy Corporation Launches Proposed $600 Million Offering of Senior Notes.”

99.4	Historical audited and unaudited financial statements of Vitruvian II Woodford, LLC.

99.5	Unaudited pro forma combined financial information.

99.6	Netherland, Sewell & Associates, Inc. Estimates of Reserves and Future Revenue as of December 31, 2015.

99.7	Netherland, Sewell & Associates, Inc. Estimates of Reserves and Future Revenue as of December 31, 2014.

99.8	Netherland, Sewell & Associates, Inc. Estimates of Reserves and Future Revenue as of December 31, 2013.

99.9	Netherland, Sewell & Associates, Inc. letter auditing the internal estimates prepared by Vitruvian II Woodford, LLC as of September 30, 2016.

*	The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: December 15, 2016	By:	/s/ Keri Crowell
Keri Crowell Chief Accounting Officer

Exhibit Index

Number	Exhibit

2.1	Purchase and Sale Agreement, dated as of December 13, 2016, by and among Gulfport Energy Corporation, SCOOP Acquisition Company, LLC and Vitruvian II Woodford, LLC.*

10.1	Seventh Amendment to Amended and Restated Credit Agreement, dated as of December 13, 2016, among Gulfport Energy Corporation, as borrower, The Bank of Nova Scotia, as administrative agent, and the lenders party thereto.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.

99.1	Press Release dated December 14, 2016 entitled “Gulfport Energy Corporation Announces Entry into the SCOOP Play with Complementary Acquisition of Approximately 85,000 Net Effective Acres.”

99.2	Press Release dated December 14, 2016 entitled “Gulfport Energy Corporation Launches Common Stock Offering.”

99.3	Press Release dated December 14, 2016 entitled “Gulfport Energy Corporation Launches Proposed $600 Million Offering of Senior Notes.”

99.4	Historical audited and unaudited financial statements of Vitruvian II Woodford, LLC.

99.5	Unaudited pro forma combined financial information.

99.6	Netherland, Sewell & Associates, Inc. Estimates of Reserves and Future Revenue as of December 31, 2015.

99.7	Netherland, Sewell & Associates, Inc. Estimates of Reserves and Future Revenue as of December 31, 2014.

99.8	Netherland, Sewell & Associates, Inc. Estimates of Reserves and Future Revenue as of December 31, 2013.

99.9	Netherland, Sewell & Associates, Inc. letter auditing the internal estimates prepared by Vitruvian II Woodford, LLC as of September 30, 2016.

*	The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission.